Exhibit 23

April 27, 2023

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017

Enclosed are our manually signed consents relating to the use in the Registration Statement on Form S-1/A of our reports dated March 9, 2023 relating to the financial statements of Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company.

Our manually signed consents serve to authorize the use of our name on our consents in the electronic filing of TIAA-CREF Investment Horizon Annuity’s Registration Statement on Form S-1 with the Securities and Exchange Commission.

Very truly yours,

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of TIAA-CREF Life Insurance Company of our report dated March 9, 2023 relating to the financial statements of TIAA-CREF Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of TIAA-CREF Life Insurance Company of our report dated March 9, 2023 relating to the financial statements of Teachers Insurance and Annuity Association of America, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 27, 2023